UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

Deerfield Triarc Capital Corp.

(Exact Name of Registrant as Specified in its Charter)

MD	001-32551	20-2008622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 North River Road Rosemont, IL	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 380-1600

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2007 the registrant entered into separate, substantially identical indemnification agreements with each of its officers, indemnifying and holding the officer harmless from and against any losses or other liabilities regarding the officer’s relationship both with Deerfield & Company LLC and its subsidiaries (collectively, “Deerfield”) and the registrant, in connection with the officer’s discussions with the registrant regarding its consideration of a transaction whereby Deerfield & Company LLC would become an indirect wholly owned subsidiary of the registrant. The agreement with Mr. Trutter (registrant’s Chief Executive Officer) noted his Deerfield relationship as that of employee, officer and selling member and his registrant relationship as that of officer and director; the agreements with each of Mr. Grien (registrant’s President) and Mr. Smith (registrant’s Chief Financial Officer, Senior Vice President and Treasurer) noted their Deerfield relationship as that of employee and officer and their registrant relationship as that of officer; and the agreement with Mr. White (registrant’s General Counsel, Senior Vice President and Secretary) noted his Deerfield relationship as that of employee, officer and selling member and his registrant relationship as that of officer. The registrant acknowledged in each agreement that the officer may have certain conflicts of interest in regard to the transaction and such discussions by virtue of his relationship with Deerfield, and that the officer was not permitted by Deerfield to disclose to the registrant or its Special Committee of Independent Directors evaluating the transaction any negotiating strategies or positions of Deerfield relating to the transaction or to express any view on the valuation of the registrant or Deerfield to such Special Committee.

This Form 8-K, including the foregoing descriptions of the terms and conditions of the above-mentioned indemnification agreements, is qualified in its entirety by reference to the agreements themselves, which are furnished as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

IMPORTANT INFORMATION

On April 20, 2007, the registrant issued a press release announcing that it has entered into a definitive agreement to acquire Deerfield & Company LLC (“Deerfield”) from Triarc Companies, Inc., which owns a controlling interest in Deerfield, and its other members. In connection with the proposed transaction, the registrant has filed a preliminary proxy statement, and will file a definitive proxy statement, with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC, AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the registrant’s stockholders, who may also obtain the proxy statement and all other relevant documents filed by the registrant with the SEC free of charge at the SEC’s Web site www.sec.gov or from Deerfield Triarc Capital Corp., Attn: Investor Relations, One O’Hare Center, 9th Floor, 6250 North River Road, Rosemont, Illinois 60018, USA, 773-380-1600.

The registrant’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the registrant in favor of the proposed transaction.

Information about the registrant and its directors and executive officers, and their ownership of the registrant’s securities, is set forth in the aforementioned proxy statement. Additional information regarding the interests of those persons may be obtained by reading the proxy statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1--Letter Agreement dated April 17, 2007 between Registrant and Jonathan Trutter

10.2--Letter Agreement dated April 17, 2007 between Registrant and Robert Grien

10.3--Letter Agreement dated April 17, 2007 between Registrant and Richard G. Smith

10.4--Letter Agreement dated April 17, 2007 between Registrant and Frederick L. White

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deerfield Triarc Capital Corp. (Registrant)

Date: June 5, 2007	By:	/s/ Frederick L. White
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

EX-10.1	Letter Agreement dated April 17, 2007 between Registrant and Jonathan Trutter

EX-10.2	Letter Agreement dated April 17, 2007 between Registrant and Robert Grien

EX-10.3	Letter Agreement dated April 17, 2007 between Registrant and Richard G. Smith

EX-10.4	Letter Agreement dated April 17, 2007 between Registrant and Frederick L. White